                    Exhibit 99.3 - Joint Filers' Signatures

                        LIME ROCK PARTNERS V, L.P.

                        By: Lime Rock Partners GP V, L.P., its general partner

                        By: LRP GP V, Inc., its general partner

                            By: /s/ John T. Reynolds                            Date: July 24, 2009
                                -----------------------------------------------       -------------
                            Name:   John T. Reynolds
                            Title:  Director

                        LIME ROCK PARTNERS GP V, L.P.

                        By: LRP GP V, Inc., its general partner

                            By: /s/ John T. Reynolds                            Date: July 24, 2009
                                -----------------------------------------------       -------------
                            Name:   John T. Reynolds
                            Title:  Director

                        LRP GP V, INC.

                            By: /s/ John T. Reynolds                            Date: July 24, 2009
                                -----------------------------------------------       -------------
                            Name:   John T. Reynolds
                            Title:  Director